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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT


We consent to incorporation by reference in the Registration Statement on Form S-8 of Molecular Dynamics, Inc. of our reports dated January 29, 1996, relating to the consolidated balance sheets of Molecular Dynamics, Inc., and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and related schedule, which reports appear in the December 31, 1995 Annual Report on Form 10-K of Molecular Dynamics, Inc.


                                                       /s/ KPMG Peat Marwick LLP


San Francisco, California
February 18, 1997